UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2013

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2013, American Tower Corporation (the “Company”) entered into a Securities Purchase and Merger Agreement (the “Purchase Agreement”) to purchase from the several holders (the “Sellers”) of the common membership interests of MIP Tower Holdings LLC (“MIPT”), a private real estate investment trust (“REIT”), which is the parent company of Global Tower Partners (“GTP”), 100% of the outstanding common membership interests of MIPT and related companies, for a total purchase price of approximately $4.8 billion, subject to customary adjustments. GTP owns and operates approximately 5,400 domestic towers, 800 domestic property interests under third-party communications sites and has management rights to over 9,000 domestic sites, which are primarily rooftop assets. In addition, GTP owns 500 communications sites in Costa Rica. The purchase price is expected to be satisfied with approximately $3.3 billion in cash and the assumption of approximately $1.5 billion of existing indebtedness. The Company expects to use cash on hand and borrowing capacity under its existing revolving credit facilities, as supplemented by additional anticipated sources of debt financing, to satisfy the cash consideration for this acquisition and other previously announced acquisitions.

The Purchase Agreement contains customary representations, warranties and covenants of the parties, including REIT qualification representations by MIPT. A portion of the cash consideration will be placed in escrow for payment of indemnification obligations and purchase price adjustments.

Consummation of the transaction is subject to certain conditions, including customary closing conditions. The transaction is expected to close in the fourth quarter of 2013. The Purchase Agreement is subject to customary termination provisions and, in addition, may be terminated by the Sellers or the Company if specified closing conditions have not been fulfilled by December 31, 2013, unless the terminating party is in material breach of any representation, warranty, covenant or other agreement contained in the Purchase Agreement at the time of such termination.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2013.

Item 7.01	Regulation FD Disclosure.

On September 6, 2013, the Company issued a press release announcing that it had entered into an agreement to acquire 100% of the outstanding common membership interests of MIPT, and related companies, for a total purchase price of approximately $4.8 billion, subject to customary adjustments. A copy of that press release is furnished herewith as Exhibit 99.1.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated September 6, 2013 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

Date: September 6, 2013	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 6, 2013 (furnished herewith).